EXHIBIT 99.2

[Sheshunoff & Co. Investment Banking LP Letterhead]

CONSENT OF SHESHUNOFF & CO. INVESTMENT BANKING

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Heartland Financial USA, Inc. of our opinion, dated November 8, 2017, and to the use of our name and the description of our opinion with respect to the merger between Signature Bancshares, Inc. and Heartland Financial USA, Inc., included in the Registration Statement of Heartland Financial USA, Inc. and to the inclusion of such opinion as an appendix to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

SHESHUNOFF & CO.
INVESTMENT BANKING LP

/s/ Sheshunoff & Co. Investing Banking LP

AUSTIN, TX
November 21, 2017